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                                   L E A S E

ARTICLE 1. LEASE TERMS

1.1 LANDLORD AND TENANT. This lease ("Lease") is entered into this 28th day of February, 1995 by and between CSM INVESTORS, INC., a Minnesota corporation, ("Landlord") and BIO-VASCULAR, INC., a Minnesota corporation, ("Tenant").

1.2 PREMISES. Landlord hereby rents, leases, lets and demises to Tenant the following described property ("Premises") as illustrated on the site plan attached hereto as EXHIBIT A: 36,027 square feet of warehouse space in WESTGATE BUSINESS CENTER PHASE IV located at University Avenue and Eustis Street in St. Paul, Minnesota, and consisting of approximately 101,000 square feet ("Building").

1.3 IMPROVEMENTS.  A floor plan of the Premises is attached hereto as EXHIBIT
B. The improvements to be constructed in and upon the Premises by Landlord are set forth and described in EXHIBIT C ("Landlord Improvements"). The improvements to be constructed in and upon the Premises by Tenant are set forth and described in EXHIBIT D ("Tenant Improvements").

Landlord shall reimburse Tenant for the Tenant Improvements up to a maximum sum of Six Hundred Thousand and no/100 Dollars ($600,000.00) (the "Tenant Improvement Allowance"). The Tenant Improvement Allowance shall be disbursed by Landlord to Tenant in two installments, the first upon fifty percent (50%) completion of the Tenant Improvements and the second on full completion of the Tenant Improvements. Disbursements shall be made subject and pursuant to pay application and disbursement procedures typically utilized by construction lenders. Tenant shall be solely responsible for and shall pay all Tenant Improvement costs in excess of $600,000.00.

In connection with the Tenant Improvements to be constructed and installed by Tenant, it is specifically agreed, as follows:

   A. Tenant shall contract only with a union contractor for construction of the Tenant Improvements, who in turn shall agree to utilize only union subcontractors on the project.

   B. Tenant shall be responsible for compliance of all work with the approved plans and all applicable codes, laws, regulations and the like.

   C. Landlord shall have no responsibility for the quality, maintenance, repair or replacement of the Tenant Improvements, except as otherwise provided in Section 7 of this Lease.

   D. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, causes of action, damages or expenses (including liens) arising out of, by reason of or as a result of, Tenant's construction and installation of the Tenant Improvements.

1.4 LEASE TERM.  The term of this Lease shall commence on one hundred five
(105) days after delivery of Premises to Tenant pursuant to Section 1.5 hereof ("Commencement Date") and shall terminate one hundred twenty (120) months thereafter, unless sooner terminated as hereinafter provided. In the event that Tenant does not vacate the Premises upon the expiration or termination of this Lease, Tenant shall be a tenant at will for the holdover period and all of the terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord as base rental for the period of such holdover an amount equal to one and one-half (1) times the base rent which would have been payable by Tenant had the holdover period been a part of the original term of this Lease, together with all additional rent as provided in this Lease. Tenant agrees to vacate and deliver the Premises to Landlord upon Tenant's receipt of notice from Landlord to vacate.
 The rental payable during the holdover period shall be payable to Landlord on demand. No holding over by Tenant, whether with or without the consent of Landlord, shall operate to extend the term of this Lease.

1.5 EARLY POSSESSION AND OCCUPANCY. Landlord agrees to permit Tenant to enter into the Premises prior to the Commencement Date for the purpose of constructing and installing in and upon the Premises the Tenant Improvements as described in attached EXHIBIT D, and Tenant's equipment and business fixtures. Landlord agrees to use its best efforts to deliver the Premises to Tenant for such purposes, on or before April 15, 1995 (the "Delivery
Date"), in a condition that will permit Tenant to proceed with its work of improving the Premises. The condition of the Premises as of the Delivery Date will be as described in attached EXHIBIT E. The parties agree that if the Premises are not delivered to Tenant for the foregoing purposes on or before April 15, 1995, then Landlord shall pay to Tenant, as and for liquidated damages, the sum of Five Hundred and no/100 Dollars ($500.00) per day for each day after the Delivery Date that the Premises are delivered. Notwithstanding anything herein to the contrary, if Landlord fails to deliver the Premises to Tenant, as above provided, on or before July 1, 1995, then Tenant may, upon written notice to Landlord, terminate this Lease and the parties shall have no further obligations hereunder, except that Landlord shall remain liable for payment of liquidated damages, as set forth above, to the date of termination. To be effective, Tenant must exercise its right of termination within five (5) days of the date established for Landlord's performance (i.e., July 1, 1995).

Following completion of Tenant's work, Tenant shall be entitled to occupy the Premises and conduct its business therein. Additionally, Landlord agrees to allow Tenant and Tenant's general contractor to have access to the Premises prior to April 15, 1995, provided that such access will not interfere with Landlord's completion of Landlord's work.

Tenant's early possession and/or occupancy of the Premises as above described shall be subject and pursuant to all of the terms and conditions of the Lease, except for Tenant's obligation of payment of rent and operating expenses, which obligation shall commence on the Commencement Date of the Lease.

The deadlines established above for commencement of construction and delivery of the Premises are subject to force majeure and Tenant caused delays, and shall be appropriately extended to reflect any such delays.

1.6 BASE RENT.  Base Rent is:   Months     Monthly Base Rent      Per Sq. Ft.

                                1-120          $21,286.76            $7.09
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1.7 PERMITTED USE:  Office, warehouse, manufacturing, research and development, laboratory, and sales and service.

1.8 SECURITY DEPOSIT:  Not applicable.

1.9 PRO-RATA SHARE: Thirty-five and 67/100 percent (35.67%) subject to adjustment as provided in Section 2.2 hereof.

1.10 ADDRESSES.         LANDLORD'S ADDRESS:        TENANT'S ADDRESS:

                        CSM INVESTORS, INC.        BIO-VASCULAR, INC.
                        2561 TERRITORIAL ROAD      2670 PATTON ROAD
                        ST. PAUL, MN  55114-1500   ROSEVILLE, MN  55113
                        (612) 646-1717             (612) 631-3529
                                                   (until Commencement Date -
                                                    thereafter to Premises)


             ARTICLE 2. RENT, OPERATING EXPENSES AND SECURITY DEPOSIT

2.1 BASE RENT. Tenant agrees to pay monthly as base rent during the term of this Lease the sum of money set forth in Section 1.6 of this Lease, which amount shall be payable to Landlord at the address shown above. One monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date during the term of this Lease; provided, if the Commencement Date should be a date other than the first day of a calendar month, the monthly rental set forth above shall be prorated to the end of that calendar month, and all succeeding installments of rent shall be payable on or before the first day of each succeeding calendar month during the term of this Lease. Tenant shall pay, as additional rent, all other sums due under this Lease.

2.2 OPERATING EXPENSES.Tenant shall also pay as additional rent Tenant's pro rata share of the operating expenses of Landlord for the Building. Landlord may invoice Tenant monthly for Tenant's pro rata share of the estimated operating expenses for each calendar year, which amount shall be adjusted from time-to-time by Landlord based upon anticipated operating expenses. Within six (6) months following the close of each calendar year, Landlord shall provide Tenant an accounting showing in reasonable detail the computations of additional rent due under this Section. In the event the accounting shows that the total of the monthly payments made by Tenant exceeds the amount of additional rent due by Tenant under this Section, the accounting shall be accompanied by evidence of a credit to Tenant's account. In any event the accounting shows that the total of the monthly payments made by Tenant is less than the amount of additional rent due by Tenant under this Section, the accounting shall be accompanied by an invoice for the additional rent. Notwithstanding any other provisions in this Lease, during the year in which this Lease terminates, Landlord, prior to the termination date, shall have the option to invoice Tenant for Tenant's pro rata share of the operating expenses based upon the previous year's operating expenses. If this Lease shall terminate on a day other than the last day of a calendar year, the amount of any additional rent payable by Tenant applicable to the year in which the termination shall occur shall be prorated on the ratio that the number of days from the commencement of the calendar year to and including such termination date bears to 365. Tenant agrees to pay any additional rent due under this Section within ten (10) days following receipt of the invoice or accounting showing additional rent due. Tenant's pro rata share set forth in Section 1.9 shall be equal to a percentage based upon a fraction, the numerator of which is the net rentable area of the Premises as set forth in Article 1 and the denominator of which shall be the net rentable area of the Building, as the same may change from time to time.

2.3 DEFINITION OF OPERATING EXPENSES.The term "operating expenses" includes all expenses incurred by Landlord with respect to the maintenance and operation of the Building, including, but not limited to, the following: maintenance, repair and replacement costs; electricity, fuel, water, sewer, gas and other common Building utility charges for the common areas;


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equipment used for maintenance and operation of the Building; operational expenses; exterior window washing and janitorial services (for common areas); trash and snow removal; landscaping and pest control; reasonable management fees, wages and benefits payable to employees of Landlord whose duties are directly connected with the operation and maintenance of the Building; all services, supplies, repairs, replacements or other expenses for maintaining and operating the Building and appurtenant improvements, including parking and common areas; improvements made to the Building which are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed; installation of any device or other equipment which improves the operating efficiency of any system within the Premises and thereby reduces operating expenses; all other expenses which would generally be regarded as operating, repair, replacement and maintenance expenses; all real property taxes and installments of special assessments (excluding special assessments levied prior to the Commencement Date) and legal fees incurred in connection with actions to reduce the same; and all insurance premiums Landlord is required to pay or reasonably deems necessary to pay, including fire and extended coverage, and rent loss and public liability insurance, with respect to the Building.

The following items shall not constitute nor be included in operating expenses: debt service, leasing commissions, executive salaries and overhead, non-cash charges or reserves, costs to correct defects in design or original construction, or costs which are reimbursed by others (except tenant payments of pro rata shares of operating expenses). For the years 1995, 1996 and 1997, the Tenant's pro rata share of operating expenses shall be capped at One and no/100 Dollars ($1.00) per square foot per year, and One and 20/100 Dollars ($1.20) per square foot per year, and Three and 75/100 Dollars ($3.75) per square foot per year, respectively.

2.4 INCREASE IN INSURANCE PREMIUMS. If an increase in any insurance premiums paid by Landlord for the Building is caused by Tenant's particular use of the Premises or if Tenant vacates the Premises and causes an increase in such premiums, then Tenant shall pay as additional rent the amount of such increase to Landlord.

2.5 SECURITY DEPOSIT.  Intentionally omitted.

                          ARTICLE 3. OCCUPANCY AND USE

3.1 USE. Tenant warrants and represents to Landlord that the Premises shall be used and occupied only for the purpose as set forth in Section 1.7.
Tenant shall occupy the Premises, conduct its business and control its agents, employees, invitees and visitors in such a manner as is lawful, reputable and will not create a nuisance. Tenant shall not permit any operation which emits any odor or matter which intrudes into other portions of the Building or otherwise interfere with, annoy or disturb any other lessee in its normal business operations or Landlord in its management of the Building. Tenant shall not permit any waste on the Premises to be used in any way which would, in the opinion of Landlord, be extra hazardous on account of fire or which would, in any way, increase or render void the fire insurance on the Building.

Tenant shall be responsible for proper disposal of all biological or medical waste and all other material utilized in the conduct of Tenant's business, strictly in accordance with all applicable local, state and federal laws and regulations.

3.2 SIGNS. No sign of any type or description shall be erected, placed or painted in or about the Premises or Building which are visible from the exterior of the Premises, except those signs depicted or described on attached EXHIBIT F, or those signs submitted to Landlord in writing, and which signs are in conformance with Landlord's sign criteria, if any, established for the Building.

3.3 COMPLIANCE WITH LAWS, RULES AND REGULATIONS. Tenant, at Tenant's sole cost and expense, shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction over the use, condition or occupancy of the Premises. Tenant will comply with the reasonable, nondiscriminatory rules and regulations of the Building adopted by Landlord. Landlord shall have the right at all times to change and amend the rules and regulations in any reasonable manner as may be deemed advisable for the safety, care, cleanliness, preservation of good order and operation or use of the Building or the Premises. All rules and regulations of the Building will be sent by Landlord to Tenant in writing and shall thereafter be carried out and observed by Tenant.

Landlord warrants that on the Commencement Date the Building and Landlord's work within the Premises will be in compliance with all applicable laws, regulations and ordinances, and that the use of the Premises, as described in
Section 1.7 is permitted under applicable ordinances.

3.4 WARRANTY OF POSSESSION. Landlord warrants that it has the right and authority to execute this Lease, and Tenant, upon payment of the required rents and subject to the terms, conditions, covenants and agreements contained in this Lease, shall have possession of the Premises during the full term of this Lease as well as any extension or renewal thereof.
Landlord shall not be responsible for the acts or omissions of any other lessee or third party beyond its control that may interfere with Tenant's use and enjoyment of the Premises.

3.5 RIGHT OF ACCESS. Landlord or its authorized agents shall, at any and all reasonable times, upon reasonable notice and with reasonable precautions, have the right to enter the Premises to inspect the same, to show the Premises to prospective purchasers, lessees (during the last six (6) months of the lease term), mortgagees, insurers or other interested parties, and to alter, improve or repair the Premises or any other portion of the Building. Tenant hereby waives any claim for damages for injury or inconvenience to or interference with Tenant's business, any loss of occupancy or use of the Premises, and any other loss occasioned thereby. Tenant shall not change Landlord's lock system or in any other manner prohibit Landlord from entering the Premises. Landlord shall have the right to use any and all reasonable means which Landlord may deem proper to open any door in an emergency without liability therefor. Tenant shall permit Landlord to erect, use, maintain and repair pipes, cables, conduits, plumbing, vents and wires in, to and through the Premises as often and to the extent that Landlord may now or hereafter deem to be necessary or appropriate for the proper use, operation and maintenance of the Building. Landlord will exercise its best efforts to minimize disruption to Tenant's business in connection with the foregoing.

                   ARTICLE 4. UTILITIES AND ACTS OF OTHERS

4.1 BUILDING SERVICES. Tenant shall pay when due, all charges for utilities furnished to or for the use or benefit of Tenant or the Premises. Tenant shall have no claim for rebate of rent on account of any interruption in service, but Landlord shall exercise its best efforts to promptly restore interrupted services.

4.2 THEFT OR BURGLARY. Landlord shall not be liable to Tenant for losses to Tenant's property or personal injury caused by criminal acts or entry by unauthorized persons into the Premises or the Building, except where caused by the sole negligence of Landlord.


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                       ARTICLE 5. REPAIRS AND MAINTENANCE

5.1. LANDLORD REPAIRS. Landlord shall not be required to make any improvements, replacements or repairs of any kind or character to the Premises or the Building during the term of this Lease except as are set forth in this Section. Landlord shall maintain only the roof, foundation, parking and common areas, the structural soundness of the exterior walls, doors, corridors, and other structures serving the Premises, provided, that Landlord's cost of maintaining, replacing and repairing the items set forth in this Section are operating expenses subject to the additional rent provisions in Section 2.2 and 2.3. Landlord shall not be liable to Tenant, except as expressly provided in this Lease, for any damage or inconvenience, and Tenant shall not be entitled to any abatement or reduction of rent by reason of any repairs, alterations or additions made by Landlord under this Lease.

5.2 TENANT REPAIRS. Tenant shall, at all times throughout the term of this Lease, including renewals and extensions, and at its sole expense, keep and maintain the Premises in a clean, safe, sanitary and first class condition and in compliance with all applicable laws, codes, ordinances, rules and regulations. Tenant's obligations hereunder shall include, but not be limited to, the maintenance, repair and replacement, if necessary, of all heating, ventilation, air conditioning, lighting and plumbing fixtures and equipment, fixtures, motors and machinery, all interior walls, partitions, doors and windows, including the regular painting thereof, all exterior entrances, windows, doors and docks and the replacement of all broken glass. When used in this provision, the term "repairs" shall include replacements or renewals when necessary, and all such repairs made by the Tenant shall be equal in quality and class to the original work. The Tenant shall keep and maintain all portions of the Premises and the sidewalk and areas adjoining the same in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice. If Tenant fails, refuses or neglects to maintain or repair the Premises as required in this Lease after notice shall have been given Tenant, in accordance with this Lease, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures or other property or to Tenant's business by reason thereof, and upon completion thereof, Tenant shall pay to Landlord all costs plus fifteen percent (15%) for overhead incurred by Landlord in making such repairs upon presentation to Tenant of bill therefor.

5.3. TENANT DAMAGES. Tenant shall not allow any damage to be committed on any portion of the Premises or Building or common areas, and at the termination of this lease, by lapse of time or otherwise, Tenant shall deliver the Premises to Landlord in as good condition as existed at the Commencement Date of this Lease, ordinary wear and tear excepted. The cost and expense of repairs necessary to restore the condition of the Premises shall be borne by Tenant.

                   ARTICLE 6. ALTERATIONS AND IMPROVEMENTS

6.1 TENANT IMPROVEMENTS. Tenant shall not make or allow to be made any alterations or physical additions in or to the Premises without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld. Any alterations, physical additions or improvements to the Premises made by Tenant shall at once become the property of Landlord and shall be surrendered to Landlord upon the termination of this Lease; provided, however, Landlord may, at the time of and as a condition to granting consent, require Tenant to remove any physical additions and/or repair any alterations in order to restore the Premises to the conditions existing at the time Tenant took possession, all costs of removal and/or alterations to be borne by Tenant. This clause shall not apply to moveable equipment or furniture owned by Tenant, which may be removed by Tenant at the end of the term of this Lease if Tenant is not then in default and if such equipment and furniture are not subject to any other rights, liens and interests of Landlord.

                     ARTICLE 7. CASUALTY AND INSURANCE

7.1 SUBSTANTIAL DESTRUCTION. If all or a substantial portion of the Premises or the Building should be totally destroyed by fire or other casualty and the Building is not being restored, or if the Premises or the Building should be damaged so that rebuilding cannot reasonably be completed within one hundred eighty (180) working days after the date of written notification by Tenant to Landlord of the destruction, or if insurance proceeds are not made available to Landlord, or are inadequate, for restoration, this Lease shall terminate at the option of Landlord by written notice to Tenant within sixty (60) days following the occurrence, and the rent shall be abated for the unexpired portion of the Lease effective as of the date of the written notification.

7.2 PARTIAL DESTRUCTION. If the Premises should be partially damaged by fire or other casualty, and rebuilding or repairs can reasonably be completed within one hundred eighty (180) working days from the date of written notification by Tenant to Landlord of the destruction, and insurance proceeds are adequate and available to Landlord for restoration, this Lease shall not terminate, and Landlord shall at its sole risk and expense proceed with reasonable diligence to rebuild or repair the Building or other improvements to substantially the same condition in which they existed prior to the damage. If the Premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, the rent payable under this Lease during the period for which the Premises are untenantable shall be adjusted to such an extent as may be fair and reasonable under the circumstances. In the event that Landlord fails to complete the necessary repairs or rebuilding within one hundred eighty (180) working days from the date of written notification by Tenant to Landlord of the destruction, Tenant may at its option terminate this Lease by delivering written notice of termination to Landlord, whereupon all rights and obligations under this Lease shall cease to exist.

7.3 PROPERTY INSURANCE. Landlord shall not be obligated in any way or manner to insure any personal property (including, but not limited to, any furniture, machinery, goods or supplies) of Tenant upon or within the Premises, any fixtures installed or paid for by Tenant upon or within the Premises, or any improvements which Tenant may construct on the Premises (except the initial Tenant Improvements). Tenant shall maintain property insurance on its personal property and shall also maintain plate glass insurance. Tenant shall have no right in or claim to the proceeds of any policy of insurance maintained by Landlord even if the cost of such insurance is borne by Tenant as set forth in Article 2.

7.4 WAIVER OF SUBROGATION. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant hereby waive and release each other of and from, to the extent normally insurable, any and all right of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Premises, the Building or personal property within the Building, by reason of fire or the elements, regardless of cause or origin, including negligence of Landlord or Tenant and their agents, officers and employees. Landlord and Tenant agree immediately to give their respective insurance companies which have issued policies of insurance covering all risk of direct physical loss, written notice of the terms of the mutual waivers contained in this Section.

7.5 HOLD HARMLESS. Landlord shall not be liable to Tenant's employees, agents, invitees, licensees or visitors, or to any other person, for an injury to person or damage to property on or about the Premises caused by any act or omission of Tenant, its agents, servants or employees, or of any other person entering upon the Premises under express or implied invitation by Tenant, or caused by the improvements located on the Premises becoming out of repair, the failure or cessation of any service provided by Landlord (including security service and devices), or caused by leakage of gas, oil, water or steam or by electricity emanating from the Premises, unless caused by the sole negligence or willful misconduct of Landlord. Tenant agrees to indemnify and hold harmless Landlord of and from any loss, attorney's fees, expenses or claims arising out of any such damage or injury.

7.6 PUBLIC LIABILITY INSURANCE. Tenant shall during the term hereof keep in full force and effect at its expense a policy or policies of public liability insurance with respect to the Premises and the business of Tenant, on terms and with companies approved in writing by Landlord, in which both Tenant and Landlord shall be covered by being named as insured parties under reasonable limits of liability not less than $1,000,000, or such greater coverage as Landlord may reasonably require, combined single limit coverage for injury or death. Such policy or policies shall provide that thirty (30) days' written notice must be given to Landlord prior to cancellation thereof. Tenant shall furnish evidence satisfactory to Landlord at the time this Lease is executed that such coverage is in full force and effect.

                            ARTICLE 8. CONDEMNATION

8.1 SUBSTANTIAL TAKING. If all or a substantial part of the Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises for the purpose for which it is then being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority. Tenant shall have no claim to the condemnation award or proceeds in lieu thereof, except that Tenant shall be entitled to a separate award for the cost of relocating its business, and damage to and removing and moving of its personal property.

8.2 PARTIAL TAKING. If all or a substantial part of the Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in Section 8.1 above, the rent payable under this Lease during the unexpired portion of the term shall be adjusted to such an extent as may be fair and reasonable under the circumstances. Tenant shall have no claim to the condemnation award or proceeds in lieu thereof, except that Tenant shall be entitled to a separate award for the cost of relocating its business, and damage to and removing and moving its personal property.

                     ARTICLE 9. ASSIGNMENT OR SUBLEASE

9.1 LANDLORD ASSIGNMENT. Landlord shall have the right to sell, transfer or assign, in whole or in part, its rights and obligations under this Lease and in the Building. Any such sale, transfer or assignment shall operate to release Landlord from any and all liabilities under this Lease arising after the date of such sale, assignment or transfer.

9.2 TENANT ASSIGNMENT. Tenant shall not assign, in whole or in part, this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise (including without limitation by transfer of a majority interest of stock, merger, or dissolution, which transfer of majority interest of stock, merger or dissolution shall be deemed an assignment) or mortgage or pledge the same, or sublet the Premises, in whole or in part, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, and in no event shall said such assignment or sublease ever release Tenant or any guarantor from any obligation or liability hereunder. Notwithstanding anything in this Lease to the contrary, in the event of any assignment

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or sublease, any option or right of first refusal granted to Tenant shall not be assignable by Tenant to any assignee or sublessee. No assignee or sublessee of the Premises or any portion thereof may assign or sublet the Premises or any portion thereof.

9.3 CONDITIONS OF ASSIGNMENT. If Tenant desires to assign or sublet all or any part of the Premises, it shall so notify Landlord at least thirty (30) days in advance of the date on which Tenant desires to make such assignment or sublease. Tenant shall provide Landlord with a copy of the proposed assignment or sublease and such information as Landlord might request concerning the proposed sublessee or assignee to allow Landlord to make informed judgments as to the financial condition, reputation, operations and general desirability of the proposed sublessee or assignee. Within fifteen
(15) days after Landlord's receipt of Tenant's proposed assignment or sublease and all required information concerning the proposed sublease or assignee, Landlord shall have the following options: (1) cancel this Lease as to the Premises or portion thereof proposed to be assigned or sublet; (2) consent to the proposed assignment or sublease, and, if the rent due and payable by any assignee or sublessee under any such permitted assignment or sublease (or a combination of the rent payable under such assignment or sublease plus any bonus or any other consideration or any payment incident thereto) exceeds the rent payable under this Lease for such space, Tenant shall pay to Landlord all such excess rent and other excess consideration within ten (10) days following receipt thereof by Tenant; or (3) refuse to consent to the proposed assignment or sublease, which refusal shall be deemed to have been exercised unless Landlord gives Tenant written notice providing otherwise. Upon the occurrence of an event of default, if all or any part of the Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or provided by law, may, at its option, collect directly from the assignee or sublessee all rents becoming due to Tenant by reason of the assignment or sublease. Any collection directly by Landlord from the assignee or sublessee shall not be construed to constitute a novation or a release of Tenant or any guarantor from the further performance of its obligations under this Lease.

9.4 RIGHTS OF MORTGAGE. Tenant accepts this Lease subject and subordinate to any recorded mortgage presently existing or hereafter created upon the Building and to all existing recorded restrictions, covenants, easements and agreements with respect to the Building. Landlord is hereby irrevocably vested with full power and authority to subordinate Tenant's interest under this Lease to any first mortgage lien hereafter placed on the Premises, and Tenant agrees upon demand to execute additional instruments subordinating this Lease as Landlord may require. If the interests of Landlord under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any first mortgage or deed of trust on the Premises, Tenant shall be bound to the transferee (sometimes called the "Purchaser") at the option of the Purchaser, under the terms, covenants and conditions of this Lease for the balance of the term remaining, including any extensions or renewals, with the same force and effect as if the Purchaser were Landlord under this Lease, and, if requested by the Purchaser, Tenant agrees to attorn to the Purchaser, including the first mortgagee under any such mortgage if it be the Purchaser, as its Landlord. Notwithstanding the foregoing, Tenant shall not be disturbed in its possession of the Premises so long as Tenant is not in default hereunder.

9.5 TENANT'S STATEMENT. Tenant agrees to furnish, from time to time, within ten (10) days after receipt of a request from Landlord or Landlord's mortgagee, a statement certifying, if applicable, the following: Tenant is in possession of the Premises; the Premises are acceptable; the Lease is in full force and effect; the Lease is unmodified; Tenant claims no present charge, lien, or claim or offset against rent; the rent is paid for the current month, but is not prepaid for more than one month and will not be prepaid for more than one month in advance; there is no existing default by reason of some act or omission by Landlord; and such other matters as may be reasonably required by Landlord or Landlord's mortgagee. Tenant's failure to deliver such statement, in addition to being a default under this Lease, shall be deemed to establish conclusively that this Lease is in full force and effect except as declared by Landlord, that Landlord is not in default of any of its obligations under this Lease, and that Landlord has not received more than one month's rent in advance. Tenant agrees to furnish, from time to time, within ten (10) days after receipt of a request from Landlord, a current financial statement (10-Q or 10-K) of Tenant, certified as true and correct by Tenant.

   ARTICLE 10. LANDLORD'S LIEN AND SECURITY AGREEMENT  (Intentionally omitted)

                      ARTICLE 11. DEFAULT AND REMEDIES

11.1 DEFAULT BY TENANT. The following shall be deemed to be events of default ("Default") by Tenant under this Lease: (1) Tenant shall fail to pay when due any installment of rent or any other payment required pursuant to this Lease and such failure is not cured within three (3) days following written notice to Tenant; (2) Tenant shall abandon any substantial portion of the Premises; (3) Tenant shall fail to comply with any term, provision or covenant of this Lease, other than the payment of rent, and the failure is not cured within twenty (20) days after written notice to Tenant or such longer period as is reasonably required to cure, provided that Tenant is diligently pursuing the same; (4) Tenant shall file a petition or if an involuntary petition is filed against Tenant and is not discharged within thirty (30) days, or becomes insolvent, under any applicable federal or state bankruptcy or insolvency law or admit that it cannot meet its financial obligations as they become due; or a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant; or Tenant shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors; or (5) Tenant shall do or permit to be done any act which results in a lien being filed against the Premises or the Building and/or project of which the Premises are a part, which is not discharged within ten (10) days following written notice to Tenant.

In the event that an order for relief is entered in any case under Title 11, U.S.C. (the "Bankruptcy Code") in which Tenant is the debtor and: (A)
Tenant as debtor-in-possession, or any trustee who may be appointed in the case (the "Trustee") seeks to assume the lease, then Tenant, or Trustee if applicable, in addition to providing adequate assurance described in applicable provisions of the Bankruptcy Code, shall provide adequate assurance to Landlord of Tenant's future performance under the Lease by depositing with Landlord a sum equal to the lesser of twenty-five percent (25%) of the rental and other charges due for the balance of the Lease term or six (6) months' rent ("Security"), to be held (without any allowance for interest thereon) to secure Tenant's obligation under the Lease, and (B) Tenant, or Trustee if applicable, seeks to assign the Lease after assumption of the same, then Tenant, in addition to providing adequate assurance described in applicable provisions of the Bankruptcy Code, shall provide adequate assurance to Landlord of the proposed assignee's future performance under the Lease by depositing with Landlord a sum equal to the Security to be held (without any allowance or interest thereon) to secure performance under the Lease. Nothing contained herein expresses or implies, or shall be construed to express or imply, that Landlord is consenting to assumption and/or assignment of the Lease by Tenant, and Landlord expressly reserves all of its rights to object to any assumption and/or assignment of the Lease. Neither Tenant nor any Trustee shall conduct or permit the conduct of any "fire", "bankruptcy", "going out of business" or auction sale in or from the Premises.

11.2 REMEDIES FOR TENANT'S DEFAULT. Upon the occurrence of a Default as defined above, Landlord may elect either (i) to cancel and terminate this Lease and this Lease shall not be treated as an asset of Tenant's bankruptcy estate, or (ii) to terminate Tenant's right to possession only without cancelling and terminating Tenant's continued liability under this Lease. Notwithstanding the fact that initially Landlord elects under (ii) to terminate Tenant's right to possession only, Landlord shall have the continuing right to cancel and terminate this Lease by giving three (3) days' written notice to Tenant of such further election, and shall have the right to pursue any remedy at law or in equity that may be available to Landlord.

In the event of election under (ii) to terminate Tenant's right to possession only, Landlord may, at Landlord's option, enter the Premises and take and hold possession thereof, without such entry into possession terminating this Lease or releasing Tenant in whole or in part from Tenant's obligation to pay all amounts hereunder for the full stated term. Upon such reentry, Landlord may remove all persons and property from the Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, without becoming liable for any loss or damage which may be occasioned thereby. Such reentry shall be conducted in the following manner: without resort to judicial process or notice of any kind if Tenant has abandoned or voluntarily surrendered possession of the Premises; and, otherwise, by resort to judicial process. Upon and after entry into possession without termination of the Lease, Landlord may exercise reasonable efforts to relet the Premises, or any part thereof, to any one other than the Tenant, for such time and upon such terms as Landlord, in Landlord's sole discretion, shall determine. Landlord may make alterations and repairs to the Premises to the extent deemed by Landlord necessary or desirable to relet the Premises.

    Upon such reentry, Tenant shall be liable to Landlord as follows:

    A. For all attorneys' fees incurred by Landlord in connection with exercising any remedy hereunder;

    B. For the unpaid installments of base rent, additional rent or other unpaid sums which were due prior to such reentry, including interest and late payment fees, which sums shall be payable immediately.

    C. For the installments of base rent, additional rent, and other sums falling due pursuant to the provisions of this Lease for the period after reentry during which the Premises remain vacant, including late payment charges and interest, which sums shall be payable as they become due hereunder.

    D. For all expenses incurred in releasing the Premises, including leasing commissions, attorneys' fees, and costs of alteration or repairs, which shall be payable by Tenant as they are incurred by Landlord; and

    E. While the Premises are subject to any new lease or leases made pursuant to this Section, for the amount by which the monthly installments payable under such new lease or leases is less than the monthly installment for all charges payable pursuant to this Lease, which deficiencies shall be payable monthly.

Notwithstanding Landlord's election to terminate Tenant's right to possession only, and notwithstanding any reletting without termination, Landlord, at any time thereafter, may elect to terminate this Lease, and to recover (in lieu of the amounts which would thereafter be payable pursuant to the foregoing, but not in diminution of the amounts payable as provided above before termination), as damages for loss of bargain and not as a penalty, an aggregate sum equal to the present value of the amount by which the rental value of the portion of the term unexpired at the time of such election is less than an amount equal to the unpaid base rent, percentage rent, and additional rent and all other charges which would have been payable by Tenant for the unexpired portion of the term of this Lease, which deficiency and all expenses incident thereto, including commissions, attorneys' fees, expenses of alterations and repairs, shall be due to Landlord as of the time Landlord exercises said election, notwithstanding that the term had not expired. If Landlord, after such reentry, leases the Premises, then the rent payable under such new lease shall be conclusive evidence of the rental value during that part of the unexpired portion of the term of this Lease.

If this Lease shall be terminated by reason of bankruptcy or insolvency of Tenant, Landlord shall be entitled to recover from Tenant or Tenant's estate, as liquidated damages for loss of bargain and not as a penalty, the amount determined by the immediately preceding paragraph.

11.3 LANDLORD'S RIGHT TO PERFORM FOR ACCOUNT OF TENANT. If Tenant shall be in Default under this Lease, Landlord may cure the Default at any time for the account and at the expense of Tenant. If Landlord cures a Default on the part of Tenant, Tenant shall reimburse Landlord upon demand for any amount expended by Landlord in connection with the cure, including, without limitation, attorneys' fees and interest.

11.4 INTEREST, ATTORNEY'S FEES AND LATE CHARGE.  In the event of a Default by
Tenant: (1) if a monetary default, interest shall accrue on any sum due and unpaid at the rate of the lesser of Prime plus 4% per annum or the highest rate permitted by law and, if Landlord places in the hands of an attorney the enforcement of all or any part of this Lease, the collection of any rent due or to become due or recovery of the possession of the Premises, Tenant agrees to pay Landlord's costs of collection, including reasonable attorney's fees for the services of the attorney, as awarded by a court of competent jurisdiction. Other remedies for nonpayment of rent notwithstanding, if the monthly rental payment or any other payment due from Tenant to Landlord is not received by Landlord on or before the third (3rd) day after written notice that the rent is unpaid, a late payment charge of five percent (5%) of such past due amount shall become due and payable in addition to such amounts owed under this Lease.

11.5 ADDITIONAL REMEDIES, WAIVERS, ETC.

     A. The rights and remedies of Landlord set forth herein shall be in addition to any other right and remedy now and hereafter provided by law. All rights and remedies shall be cumulative and not exclusive of each other. Landlord may exercise its rights and remedies at any times, in any order, to any extent, and as often as Landlord deems advisable without regard to whether the exercise of one right or remedy precedes, concurs with or succeeds the exercise of another.

     B. A single or partial exercise of a right or remedy shall not preclude a further exercise thereof, or the exercise of another right or remedy from time to time.

     C. No delay or omission by Landlord in exercising a right or remedy shall exhaust or impair the same or constitute a waiver of, or acquiesce to, a Default.

     D. No waiver of Default shall extend to or affect any other Default or impair any right or remedy with respect thereto.

     E. No action or inaction by Landlord shall constitute a waiver of Default.

     F. No waiver of a Default shall be effective unless it is in writing and signed by Landlord.

                  ARTICLE 12. RELOCATION  (Intentionally omitted)

                ARTICLE 13. AMENDMENT AND LIMITATION OF WARRANTIES

13.1 ENTIRE AGREEMENT. IT IS EXPRESSLY AGREED BY TENANT, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS LEASE, THAT THIS LEASE, WITH THE SPECIFIC REFERENCES TO WRITTEN EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE PARTIES: THAT THERE ARE, AND WERE, NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES PERTAINING TO THIS LEASE OR TO THE EXPRESSLY MENTIONED WRITTEN EXTRINSIC DOCUMENTS NOT INCORPORATED IN WRITING IN THIS LEASE.

13.2 AMENDMENT. THIS LEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY LANDLORD AND TENANT.

13.3 LIMITATION OF WARRANTIES. LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OR MERCHANTABILITY,
HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

                         ARTICLE 14. MISCELLANEOUS

14.1 SUCCESSORS AND ASSIGNS. This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and assigns. It is hereby covenanted and agreed that should Landlord's interest in the Premises cease to exist for any reason during this Lease, then notwithstanding the happening of such event this Lease nevertheless shall remain unimpaired and in full force and effect, and Tenant hereunder agrees to attorn to the then owner of the Premises.

14.2 USE OR RENT TAX. If applicable in the jurisdiction where the Premises are located, Tenant shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord under the terms of this Lease. Any such payment shall be paid concurrently with the payment of the rent, additional rent, operating expenses or other charge upon which the tax is based as set forth above.

14.3 ACT OF GOD. Landlord or Tenant shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to the other, so long as the performance or non-performance of the covenant or obligation is delayed, caused or prevented by an act of God, force majeure or by the other.

14.4 HEADINGS. The section headings appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any Section.

14.5 NOTICE. All rent and other payments required to be made by Tenant shall be payable to Landlord at the address set forth in Section 1.10. All payments required to be made by Landlord to Tenant shall be payable at the address set forth in Section 1.10, or at any other address within the United States as Tenant may specify from time to time by written notice. Any notice or document required or permitted to be delivered by the terms of this Lease shall be deemed to be delivered (whether or not actually received) when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective addresses set forth in Section 1.10.

14.6 TENANT'S AUTHORITY. If Tenant executes this Lease as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby personally represent and warrant that Tenant is a duly authorized and existing corporation, that Tenant is qualified to do business in the state in which the Premises are located, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so. In the event any representation or warranty is false, all persons who execute this lease shall be liable, individually, as Tenant.

14.7 HAZARDOUS SUBSTANCES. Except in the normal course of Tenant's business and in strict compliance with all applicable laws and regulations, Tenant, its agents or employees, shall not bring or permit to remain on the Premises or Building any asbestos, petroleum or petroleum products, explosives, toxic materials, or substances defined as hazardous wastes, hazardous materials, or hazardous substances under any federal, state, or local law or regulation ("Hazardous Materials"). Tenant's violation of the foregoing prohibition shall constitute a material breach and default hereunder and Tenant shall indemnify, hold harmless and defend Landlord from and against any claims, damages, penalties, liabilities, and costs (including reasonable attorney fees and court costs) caused by or arising out of (i) a violation of the foregoing prohibition by Tenant or (ii) the presence of any Hazardous Materials on, under, or about the Premises or the Building during the term of the Lease caused by or arising, in whole or in part, out of the actions of Tenant, its agents or employees. Tenant shall clean up, remove, remediate and repair any soil or ground water contamination and damage caused by the presence and any release of any Hazardous Materials in, on, under or about the Premises or the Building during the term of the Lease caused by or arising, in whole or in part, out of the actions of Tenant, its agents or employees, in conformance with the requirements of applicable law. Tenant shall immediately give Landlord written notice of any suspected breach of this paragraph; upon learning of the presence of any release of any Hazardous Materials, and upon receiving any notices from governmental agencies pertaining to Hazardous Materials which may affect the Premises or the Building. The obligations of Tenant hereunder shall survive the expiration of earlier termination, for any reason, of this Lease.

14.8 SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

14.9 LANDLORD'S LIABILITY. Provided that Landlord's equity in the Building is not less than ten percent (10%) of the market value thereof, if Landlord shall be in default under this Lease and, if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title and interest of Landlord in the Building as the same may then be encumbered and neither Landlord nor any person or entity comprising Landlord shall be liable for any deficiency. In no event shall Tenant have the right to levy execution against any property of Landlord nor any person or entity comprising Landlord other than its interest in the Building as herein expressly provided.

14.10 BROKERAGE. Landlord and Tenant each represents and warrants to the other that there is no obligation to pay any brokerage fee, commission, finder's fee or other similar charge in connection with this Lease, other than fees due to GARFIELD CLARK & ASSOCIATES which are the responsibility of Landlord. Each party covenants that it will defend, indemnify and hold harmless the other party from and against any loss or liability by reason of brokerage or similar services alleged to have been rendered to, at the instance of, or agreed upon by said indemnifying party. Notwithstanding anything herein to the contrary,

Landlord and Tenant agree that there shall be no brokerage fee or commission due on expansions, options or renewals by Tenant, except as may be otherwise agreed to by Landlord with the above named broker.

14.11 MANAGEMENT AGENT. Landlord hereby notifies Tenant that the person authorized to execute this Lease and manage the Premises is CSM Corporation, a Minnesota corporation, which has been appointed to act as the agent in leasing management and operation of the Building for owner and is authorized to accept service of process and receive or give receipts for notices and demands on behalf of Landlord. Landlord reserves the right to change the identity and status of its duly authorized agent upon written notice to Tenant.

14.12 SUBMISSION OF LEASE. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to lease. This Lease is not effective until execution by and delivery to both Landlord and Tenant.

14.13 PARKING. Landlord agrees to provide Tenant with five (5) underground parking spaces, at no cost, and one hundred ten (110) surface parking spaces in the above-ground parking area shown on the site plan attached as EXHIBIT A.

14.14 OPTION TO EXTEND. Tenant shall have the option to extend the term of this Lease for two (2) additional thirty-six (36) month terms ("Renewal Term") under the same terms and conditions contained herein, except that base rent shall be adjusted as set forth below. Tenant may exercise the foregoing options by delivering written notice to Landlord stating Tenant's exercise of said option to extend, which notice shall be delivered not less than one hundred eighty (180) days prior to the expiration of the lease term then in effect. It shall be a condition of the exercise of the foregoing options that Tenant not be in material default in the performance of its obligations under this Lease, and that Tenant's exercise of the second option shall be conditioned upon Tenant's timely exercise of the first option. In the event Tenant fails to exercise its options strictly in accordance with the foregoing, then said options shall be deemed null and void. Base rent for each Renewal Term shall equal the market base rent for the Building, established from time to time by the Landlord, in effect at the commencement date of the Renewal Term.

14.15 RIGHT OF FIRST NOTICE. Landlord agrees to provide written notice to Tenant within five (5) days of receipt of any information that any tenant within the Building intends to vacate or abandon any portion of the Building adjacent to the Premises. Landlord shall not offer said portion of the Building to the public until at least ten (10) days after the giving of such notice to Tenant.

14.16 EXPANSION OPTION. The Landlord hereby grants Tenant an option to expand the Premises into adjacent premises subject and pursuant to the following terms and conditions:

      A. If Tenant exercises this option, Landlord shall be obligated to deliver not less than 6,800 square feet nor more than 9,000 square feet, with the exact square footage to be determined by Landlord.

      B. This option may be exercised in writing, provided Tenant is not in default in performance of its obligations under the Lease, at anytime prior to the expiration of lease month forty-two (42). If not timely and properly exercised, this option will automatically be null and void and of no further force and effect.

      C. The expanded premises will be leased to Tenant under the same terms and conditions as are contained in this Lease, except for base rent, which shall be adjusted as hereinafter provided, and Tenant's pro rata share, which shall be adjusted to reflect Tenant's increased square footage.

      D. Base rent for the expansion space (which shall be in addition to the base rent for the original Premises) shall equal the sum of the following:

         i.   Four and 25/100 Dollars ($4.25) per square foot; plus

         ii. The amortized cost per square foot of the leasehold improvement allowance provided to Tenant by Landlord for the expansion premises (up to a maximum of Fifteen and no/100 Dollars ($15.00) per square foot), which amortization shall be at a rate of nine percent (9%) over the remaining term of the Lease; and

         iii. The amortized cost per square foot of unamortized tenant improvements located in the expansion premises prior to tenant's occupancy, based upon a nine percent (9%) rate and a useful life of eight (8) years; the amortization of these costs shall be at a rate of nine percent (9%) over the remaining term of the Lease.

      E. The expansion premises shall be delivered to Tenant no earlier than the commencement of lease month forty-nine (49) and no later than the expiration of lease month sixty (60), with the timing of said delivery to be determined by Landlord. Landlord shall provide at least thirty
         (30) days advance written notice of the delivery date.

      F. Upon exercise of this option by Tenant, Landlord and Tenant shall execute an addendum to lease adding the expansion space to the Premises pursuant to the foregoing terms and conditions.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease effective the day and year first above written.

LANDLORD:                                    TENANT:

CSM INVESTORS, INC.                          BIO-VASCULAR, INC.

BY:    /s/ MURRAY KORBERG                    BY:    /s/ JOHN T. KARCANES
   -------------------------------              ----------------------------

   ITS:  Vice President                        ITS:  President and CEO

                                    EXHIBIT F
                                                                     Pg 1 of 3

                        WESTGATE BUSINESS CENTER PHASE IV

                                PERMITTED SIGNAGE

                                BIO-VASCULAR, INC.


I. Territorial Road Monument Sign (see attached elevation)

   Landlord will provide one (1) free-standing monument sign on Territorial Road on which Tenant will have signage area allocated. Signage type and color to be determined by Landlord.

                    Maximum Letter Size:4"
                    Maximum Logo Size:8"

II. East and North Building Facades (see attached elevations)

    All exterior signage is Tenant's responsibility. Signage on building to be painted channel type lettering and logo. Paint color to be determined by Landlord. "Halo-Lit" neon is optional. Tenant to provide signage shop drawings for approval by Landlord prior to fabrication and installation.

                    Maximum Letter Size:18" high
                    Maximum Logo Size:24" high


III. Signage will be allowed on glass curtain wall at entrance.